Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms used but not defined in this Exhibit 99.2 shall have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K to which this Exhibit 99.2 is attached, and, if not defined in the Current Report on Form 8-K to which this Exhibit 99.2 is attached, the Registration Statement on Form S-4 (File Nos. 333-262573 and 333-262573-01) (the “Registration Statement”). Unless the context otherwise requires, “LiveWire” refers to LiveWire Group, Inc. and its subsidiaries after the Closing, “ABIC” refers to AEA-Bridges Impact Corp. prior to the Domestication, “Domesticated ABIC” refers to AEA-Bridges Impact Corp. prior to Closing, and “Legacy LiveWire” refers to LiveWire EV, LLC prior to the Closing.

The following unaudited pro forma condensed combined financial information present the combination of the financial information of ABIC and Legacy LiveWire adjusted to give effect to the separation of the Legacy LiveWire business from Harley-Davidson, Inc. (“H-D”) into an independent company (the “Separation”), the Business Combination and related transactions (collectively, the “Transactions”). In May 2020, the SEC adopted Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” or the “Final Rule.” The Final Rule became effective on January 1, 2021 and the unaudited pro forma condensed financial information herein is presented in accordance therewith.

ABIC was a blank check company incorporated as a Cayman Islands exempted company on July 29, 2020. ABIC was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. The registration statement for ABIC’s IPO was declared effective on October 1, 2020. On October 5, 2020 ABIC consummated the IPO of 40,000,000 ABIC Units, generating gross proceeds of $400 million. Simultaneously with the closing of the IPO, ABIC consummated the sale of 10,500,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor, generating gross proceeds of $10.5 million. Following the closing of the IPO on October 5, 2020, an amount of $400 million ($10.00 per ABIC Unit) from the net proceeds of the sale of the ABIC Units in the IPO and the sale of the Private Placement Warrants was placed in the Trust Account and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by ABIC, until the earliest of (i) the completion of a business combination; and (ii) the distribution of the funds in the Trust Account to ABIC’s shareholders.

Legacy LiveWire sells electric vehicles and related parts and accessories (“P&A”) and apparel in the United States and certain international markets.

The unaudited pro forma condensed combined balance sheet as of June 26, 2022 combines the historical balance sheet of ABIC as of June 30, 2022 and the historical balance sheet of Legacy LiveWire as of June 26, 2022, on a pro forma basis as if the Transactions, summarized below, had been consummated on June 26, 2022. The unaudited pro forma condensed combined statements of operations for the six months ended June 26, 2022 combines the historical statements of operations of ABIC for the period from January 1, 2022 to June 30, 2022 and Legacy LiveWire for the period from January 1, 2022 to June 26, 2022. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 combines the historical statements of operations of ABIC and Legacy LiveWire for such period, on a pro forma basis as if the Transactions, summarized below, had been consummated on January 1, 2021, the beginning of the earliest period presented, giving effect to:

•	The Separation transaction accounting and autonomous entity adjustments

•

the impact of the Separation Agreement, Master Services Agreement, Transition Services Agreement, Contract Manufacturing Agreement, Employee Matters Agreement, Tax Matters Agreement and other commercial agreements between Legacy LiveWire and H-D and the provisions contained therein.

•	The Business Combination and related transactions transaction accounting adjustments

•	the reverse recapitalization (as described in Note 1) between ABIC and Legacy LiveWire;

•	the redemption of 36,597,112 Class A Ordinary Shares for $368.1 million out of the Trust Account, at a redemption price of approximately $10.06 per share;

•

the $100 million investment from H-D and the $100 million investment from KYMCO Group, a leading global powersports company headquartered in Taiwan, through a PIPE (private investment in public equity);

•	the $100 million Backstop amount from the Legacy LiveWire Equityholder; and

•	the one-time expenses associated with the Business Combination.

The unaudited pro forma condensed combined financial statements should be read in conjunction with Legacy LiveWire’s and ABIC’s unaudited and audited financial statements and related notes; the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ABIC” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of LiveWire,” and other financial information included elsewhere in the Proxy Statement/Prospectus.

Description of the Business Combination

On December 12, 2021, ABIC, LiveWire, LW EV Merger Sub Inc. (“Merger Sub”), H-D and Legacy LiveWire entered into the Business Combination Agreement. On September 16, 2022, the Business Combination was approved by an ABIC shareholder vote and closed September 26, 2022.

The Business Combination consisted of a series of transactions, pursuant to which (i) on September 23, 2022, ABIC completed the Domestication, in connection with which all of the outstanding ABIC Shares converted into shares of Domesticated ABIC Common Stock, par value $0.0001 per share, and each outstanding ABIC Warrant converted into a Domesticated ABIC Warrant and outstanding units were canceled and instead entitle the holder thereof to, per unit, one share of common stock of Domesticated ABIC and one-half of one warrant of Domesticated ABIC; (ii) on September 26, 2022, H-D and Legacy LiveWire consummated the separation of the Legacy LiveWire business and the other transactions contemplated by the Separation Agreement; (iii) following the Domestication and immediately following the Separation, the Merger occurred, in which Merger Sub was merged with and into Domesticated ABIC, with Domesticated ABIC surviving the merger as a wholly owned direct subsidiary of LiveWire, and LiveWire continued as the public company, with each share of Domesticated ABIC Common Stock converted into the right of the holder thereof to receive one share of LiveWire Common Stock; (iv) immediately following the Merger, H-D caused the Legacy LiveWire Equityholder to consummate the Exchange, pursuant to which LiveWire acquired from the Legacy LiveWire Equityholder, and the Legacy LiveWire Equityholder transferred, conveyed and delivered to LiveWire, all of the Legacy LiveWire Equity and the Legacy LiveWire Equityholder received, in consideration for the transfer, conveyance and delivery of the Legacy LiveWire Equity, 161,000,000 shares of LiveWire Common Stock and the right to receive up to an additional 12,500,000 shares of LiveWire Common Stock in the future (as described in more detail below), and, as a result of the Exchange, Legacy LiveWire became a direct, wholly owned subsidiary of LiveWire; and (v) immediately following the consummation of the Exchange, LiveWire contributed 100% of the outstanding equity interests of Legacy LiveWire to Domesticated ABIC.

Pursuant to investment agreements entered into in connection with the Business Combination Agreement, the KYMCO Group agreed to subscribe for an aggregate 10,000,000 newly-issued shares of LiveWire Common Stock for a purchase price of $10.00 per share for an aggregate gross purchase price equal to $100 million. Additionally, pursuant to the Business Combination Agreement, and an investment agreement entered into prior to the Closing, the Legacy LiveWire Equityholder agreed to subscribe for an aggregate of 10,000,000 newly-issued shares of LiveWire Common Stock at a purchase price of $10.00 per share for an aggregate purchase price of $100 million. At the Closing, LiveWire consummated the PIPE Investments.

H-D also caused the Legacy LiveWire Equityholder to pay and deliver to LiveWire an amount in cash equal to $100 million (the “H-D Backstop Amount”) in exchange for 10,000,000 of LiveWire Common Stock for a purchase price of $10.00 per share pursuant to the terms of the Business Combination Agreement and as a result of Public Shareholders exercising their redemption rights with respect to 36,597,112 Class A Ordinary Shares for $368.1 million, at a redemption price of approximately $10.06 per share.

The Legacy LiveWire Equityholder has the contingent right to earn up to an additional 12,500,000 shares of LiveWire Common Stock (the “Earn Out Shares”), subject to the following conditions:

•	6,250,000 of the Earn Out Shares will vest if and at such time as a $14.00 LiveWire Common Stock Price is achieved during the Earn Out Period (as defined below); and

•	6,250,000 of the Earn Out Shares will vest if and at such time as a $18.00 LiveWire Common Stock Price is achieved during the Earn Out Period.

The “LiveWire Common Stock Price” will be considered achieved only (a) when the volume-weighted average price of the shares of common stock of LiveWire is greater than or equal to the applicable threshold for any 20 trading days within a 30-trading day period or (b) the per-share price (based on a fully diluted basis, inclusive of issues of the Earn Out Shares, which are expected to be classified as equity) implied in a change of control transaction is greater than or equal to the applicable threshold.

“Earn Out Period” means the period beginning 18 months post-Closing and ending on the fifth (5th) anniversary date of the beginning of the Earn Out Period.

In connection with the Business Combination, the Sponsor agreed at the Closing to forfeit 2,000,000 Class B Ordinary Shares (“Founder Shares”) owned by the Sponsor (“Sponsor Shares”) in accordance with the Investor Support Agreement.

The following summarizes the shares of common stock of LiveWire outstanding at the Closing:

	Shares	%
Existing Legacy LiveWire equityholders (1)	181,000,000	89.4%
LiveWire public stockholders	3,402,888	1.7
AEA-Bridges Impact sponsor stockholders	8,000,000	4.0
KYMCO stockholder	10,000,000	4.9

Total shares outstanding at close	202,402,888	100.0%

(1)	Excludes 12,500,000 LiveWire Common Stock in estimated potential earn out shares as the price threshold for each tranche has not yet been triggered.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 26, 2022

(in thousands)

		Separation					Business Combination
	Legacy LiveWire (Historical)	Transaction Accounting Adjustments			Pro Forma Separation of Legacy LiveWire	AEA-Bridges Impact Corp. (Historical)	Transaction Accounting Adjustments				Pro Forma Combined
ASSETS
Current assets
Cash	$5,365	$—			$5,365	$337	$400,575 200,000 100,000 (20,132 (15,968 (4,653 (368,137	) ) ) )	(b (c (d (e (f (g (j	) ) ) ) ) ) )	$297,387
Due from Sponsor	—	—			—	5	—				5
Accounts receivables, net	5,339	(513)	(a	)	4,826	—	—				4,826
Account receivable from related party	1,248	(63)	(a	)	1,185	—	—				1,185
Inventories, net	25,834	(7,301)	(a	)	18,533	—	—				18,533
Other current assets	1,659	(1,012)	(a	)	647	127	—				774

Total current assets	39,445	(8,889)			30,556	469	291,685				322,710
Cash and securities held in Trust Account	—	—			—	400,575	(400,575)		(b	)	—
Property, plant and equipment, net	22,817	—			22,817	—	—				22,817
Goodwill	8,327	—			8,327	—	—				8,327
Deferred tax assets	72	(72)	(l	)	—	—	—				—
Lease assets	2,953	—			2,953	—	—				2,953
Intangible assets, net	2,040	—			2,040	—	—				2,040
Other long-term assets	1,275	—			1,275	—	—				1,275

Total assets	76,929	(8,961)			67,968	401,044	(108,890)				360,122

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	18,526	(3,130)	(a	)	15,396	—	—				15,396
Accounts payable and accrued expenses	—	—			—	8,308	(7,395)		(f	)	913
Accrued liabilities	13,353	(6,247)	(a	)	7,106	—	—				7,106
Derivative warrant liabilities	—	—			—	11,590	—				11,590
Deferred underwriting fee payable	—	—			—	13,125	(13,125)		(f	)	—
Current portion of lease liabilities	1,223	—			1,223	—	—				1,223

		Separation						Business Combination
	Legacy LiveWire (Historical)	Transaction Accounting Adjustments				Pro Forma Separation of Legacy LiveWire	AEA-Bridges Impact Corp. (Historical)	Transaction Accounting Adjustments				Pro Forma Combined
Total current liabilities	33,102	(9,377)				23,725	33,023	(20,520)				36,228
Long-term supplier liability	3,514	(3,514)		(a	)	—	—	—				—
Long-term portion of lease liabilities	1,832	—				1,832	—	—				1,832
Deferred tax liabilities	268	1,820		(l	)	2,088	—	—				2,088
Other long-term liabilities	322	(322)		(a	)	—	—	—				—

Total liabilities	39,038	(11,393)				27,645	33,023	(20,520)				40,148
Commitments and contingencies
Class A ordinary shares subject to possible redemption, $0.0001 par value, 40,000,000 shares issued and outstanding at $10.00 per share redemption value	—	—				—	400,575	100,000 (500,575)		(h (h	) )	—
Stockholders’ equity
LiveWire Common Stock, $0.0001 par value	—	16		(k	)	16	—	2 1 5 (4)		(c (d (h (j	) ) ) )	20
Preference shares, $0.0001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—				—	—	—				—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 10,000,000 shares issued and outstanding	—	—				—	1	(1)		(h	)	—
Additional paid-in capital	—	40,256		(k	)	40,256	—	199,998 99,999 (20,132 (99,999 500,570 (32,656 (368,133	) ) ) )	(c (d (e (h (h (i (j	) ) ) ) ) ) )	319,903
Accumulated deficit	—	—				—	(32,555)	4,552 (4,653 32,656)		(f (g (i	) ) )	—
Net Parent investment	37,840	4,325 (40,273 (1,892	) )	(a (k (l	) ) )	—	—	—				—
Accumulated other comprehensive income	51	—				51	—	—				51

Total equity	37,891	2,432				40,323	(32,554)	312,205				319,974

Total liabilities and equity	76,929	(8,961)				67,968	401,044	(108,890)				360,122

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 26, 2022

(in thousands, except share and per share data)

		Separation					Business Combination
	Legacy LiveWire (Historical)	Autonomous Entity Adjustments			Pro Forma Separation of Legacy LiveWire	AEA-Bridges Impact Corp. (Historical)	Transaction Accounting Adjustments	Pro Forma Combined
Revenue, net	$25,662	$—			$25,662	$—	$—	$25,662

Costs and expenses:
Cost of goods sold	25,187	705 3	(bb (cc	) )	25,895	—	—	25,895
Selling, administrative and engineering expense	35,281	1,057	(cc	)	36,338	—	—	36,338
Formation and operational costs	—	—			—	2,265	—	2,265

Operating expense	60,468	1,765			62,233	2,265	—	64,498

Operating loss	(34,806)	(1,765)			(36,571)	(2,265)	—	(38,836)
Other income, net	156	—			156	—	—	156
Interest expense related party	(475)	—			(475)	—	—	(475)
Interest (expense) income	(20)	—			(20)	325	—	305
Change in fair value of warrant liability	—	—				23,028	—	23,028

(Loss) income before income taxes	(35,145)	(1,765)			(36,910)	21,088	—	(15,822)
Income tax provision	163	—	(dd	)	163	—	—	163

Net (loss) income	(35,308)	(1,765)			(37,073)	21,088	—	(15,985)

Weighted average shares outstanding of Class A ordinary shares						40,000,000		n/a
Basic and diluted net income per ordinary share, Class A ordinary shares						0.42		n/a
Weighted average shares outstanding of Class B ordinary shares						10,000,000		n/a
Basic and diluted net income per ordinary share, Class B ordinary shares						0.42		n/a
Net loss per share:
Weighted average LiveWire Common Stock outstanding						n/a		202,402,888
Net loss per LiveWire Common Stock - basic and diluted						n/a		(0.08)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(in thousands, except share and per share data)

		Separation					Business Combination
	Legacy LiveWire (Historical)	Autonomous Entity Adjustments			Pro Forma Separation of Legacy LiveWire	AEA-Bridges Impact Corp. (Historical)	Transaction Accounting Adjustments			Pro Forma Combined
Revenue, net	$35,806	$—			$35,806	$—	$—			$35,806

Costs and expenses:
Cost of goods sold	38,380	1,061 5	(bb (cc	) )	39,446	—	—			39,446
Selling, administrative and engineering expense	65,608	2,299	(cc	)	67,907	—	—			67,907
Formation and operating costs	—	—			—	7,695	101	(aa	)	7,796

Operating expense	103,988	3,365			107,353	7,695	101			(115,149)

Operating loss	(68,182)	(3,365)			(71,547)	(7,695)	(101)			(79,343)
Other income, net	302	—			302	—	—			302
Interest expense related party	(293)	—			(293)	—	—			(293)
Interest income	19	—			19	164	—			183
Change in fair value of derivative warrant liabilities	—	—			—	12,353	—			12,353

(Loss) income before income taxes	(68,154)	(3,365)			(71,519)	4,822	(101)			(66,798)
Income tax provision	138	—	(dd	)	138	—	—	(dd	)	138

Net (loss) income per share:	$(68,292)	$(3,365)			$(71,657)	$4,822	$(101)			$(66,936)

Weighted average shares outstanding of Class A ordinary shares						40,000,000				n/a
Basic and diluted net income per ordinary share, Class A ordinary shares						$0.10				n/a
Weighted average shares outstanding of Class B ordinary shares						10,000,000				n/a
Basic and diluted net income per ordinary share, Class B ordinary shares						$0.10				n/a
Net loss per share:
Weighted average LiveWire Common Stock outstanding						n/a				202,402,888
Net loss per LiveWire Common Stock - basic and diluted						n/a				(0.33)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, ABIC will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Legacy LiveWire issuing stock for the net assets of ABIC, accompanied by a recapitalization. The net assets of ABIC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Legacy LiveWire.

Legacy LiveWire has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy LiveWire’s majority shareholder, the Legacy LiveWire Equityholder, will have the largest voting interest in the combined company;

•	Legacy LiveWire’s executive management will make up the majority of the management of the combined company;

•

Legacy LiveWire’s majority shareholder, the Legacy LiveWire Equityholder, will have the ability to designate the majority of the initial Board and subsequent decisions on the Board will be based on shareholder vote, of which the Legacy LiveWire Equityholder has the largest voting interest;

•	the combined company assumed the name “LiveWire Group Inc.”; and

•	Legacy LiveWire is the larger entity based on revenue. Additionally, Legacy LiveWire has a larger employee base and substantive operations.

The unaudited pro forma condensed combined balance sheet as of June 26, 2022 assumes that the Transactions occurred on June 26, 2022. The unaudited pro forma condensed combined statement of operations for the six months ended June 26, 2022 and the year ended December 31, 2021 give pro forma effect to the Transactions as if they had been completed on January 1, 2021. All periods are presented on the basis of Legacy LiveWire as the accounting acquirer in the Business Combination.

The unaudited pro forma condensed combined financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what LiveWire’s financial condition or results of operations would have been had Legacy LiveWire operated historically as a company independent of H-D or if the Transactions had occurred on the dates indicated. The unaudited pro forma combined financial information also should not be considered representative of LiveWire’s future combined financial condition or combined results of operations. The audited annual combined financial statements of Legacy LiveWire have been derived from H-D’s historical accounting records and reflect certain allocation of expenses. All of the allocations and estimates in such financial statements are based on assumptions that H-D’s management believes are reasonable. The historical combined financial statements do not necessarily represent the financial position or results of operations of the Legacy LiveWire business had they been operated as a standalone company during the periods or at the dates presented. As a result, autonomous entity adjustments, based on contractual agreements related to the Separation, have been reflected in the unaudited pro forma combined financial information.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with LiveWire.

The unaudited pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had ABIC and Legacy LiveWire filed consolidated income tax returns during the periods presented.

2. Accounting Policies

Management will perform a comprehensive review of the two entities’ accounting policies. As a result of that review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of LiveWire. Based on its initial analysis, management did not identify any significant differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

Adjustments a), k), and l) relate to the Separation, all other adjustments relate to the Business Combination.

a)

Reflects the adjustment for assets and liabilities which will remain with H-D in accordance with the separation agreement. These amounts were included in the historical combined balance sheet as they related to the Legacy LiveWire historical operations. Legacy LiveWire’s historical financial statements reflect the net assets in accordance with the manner in which H-D’s management operated the business.

b)

Reflects the reclassification of $400.6 million of cash and marketable securities held in the Trust Account as of the balance sheet date that becomes available to fund expenses in connection with the Business Combination or future cash needs of the combined company prior to the redemptions described in adjustment j below.

c)

Reflects the gross proceeds of $200.0 million from the private placement of 20,000,000 shares of LiveWire Common Stock, par value $0.0001, at $10.00 per share pursuant to the PIPE Investments, inclusive of $100.0 million from an investment from Legacy LiveWire Equityholder and $100.0 million from the KYMCO Group.

d)

Reflects the H-D Backstop Amount of $100 million received from the Legacy LiveWire Equityholder in exchange for 10,000,000 shares of LiveWire Common Stock, par value $0.0001, at $10.00 per share. Based on the Business Combination Agreement, the Legacy LiveWire Equityholder agreed to purchase the number of shares of LiveWire Common Stock with a dollar value equal to the number of Class A Ordinary Shares that Public Shareholders have elected to redeem, up to 10,000,000 shares.

e)

Reflects the capital contribution of $20.1 million to H-D pursuant to the Business Combination Agreement to reimburse H-D for transaction costs. In accordance with the terms of the Business Combination Agreement, on the Closing Date, LiveWire paid upon release of proceeds from the Trust Account all of H-D’s Transaction Expenses (up to $27 million) that were accrued and unpaid as of Closing. As these transaction costs are the legal obligation of H-D, the offset of the cash payment is reflected in additional paid-in capital as a capital contribution of $20.1 million to Parent.

f)

Reflects the payment of $16.0 million of transaction costs incurred and accrued by ABIC. Of that amount, $8.6 million relates to deferred underwriters’ fees incurred as part of the IPO, which were cash settled upon the consummation of the Business Combination. The remaining $7.4 million relates to the payments of transaction-related costs accrued on the historical balance sheet of ABIC as of June 30, 2022. The deferred underwriters’ fees accrual was reduced by $4.6 million in September 2022 as described in adjustment aa below.

g)

Reflects the transaction costs of $4.7 million to be incurred concurrently with the Business Combination, which relates to legal, third-party advisory and other miscellaneous fees to be incurred by ABIC.

h)

Reflects the reclassification of (i) Founder Shares from Class B Ordinary Shares to ABIC Class A Ordinary Shares subject to possible redemption and (ii) ABIC Class A Ordinary Shares subject to possible redemption to LiveWire Common Stock at close.

i)	Reflects the elimination of ABIC historical accumulated deficit.

j)

Represents the redemption of 36,597,112 Class A Ordinary Shares for $368.1 million allocated to LiveWire Common Stock and additional paid-in capital using par value of $0.0001 per share and at a redemption price of approximately $10.06 per share.

k)

Represents the reclassification of the parent’s net investment in Legacy LiveWire, including other pro forma adjustments, into Additional paid-in capital and LiveWire Common Stock, par value $0.0001, based on the number of shares of LiveWire Common Stock outstanding as of the Closing.

l)

Reflects the adjustment to deferred tax assets of $0.1 million, and to deferred tax liabilities of $1.8 million, both primarily associated with inventory and warranty related accruals which will remain with H-D in accordance with the separation agreement, using a blended statutory rate of 22.7% and related adjustments to the valuation allowance for deferred tax assets that are not more- likely-than-not to be realized.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

Adjustments bb) and cc) relate to the Separation, aa) relates to the Business Combination and dd) relates to both.

aa)

Reflects estimated net transaction-related costs of $0.1 million, which consists of transaction-related costs expected to be incurred by ABIC subsequent to June 30, 2022 of $4.7 million partially offset by a reduction in the deferred underwriters’ fee payable of $4.6 million which is related to ABIC’s negotiations with its bankers prior to Closing. Pro forma transaction related costs adjustment of $4.7 million excludes $0.8 million and $6.6 million of transaction related costs already in the historical statement of operations of ABIC for the six months ended June 30, 2022 and the year ended December 31, 2021, respectively. The transaction costs are nonrecurring.

bb)

Reflects the effect of Contract Manufacturing Agreement that Legacy LiveWire and H-D entered into at Separation. The cost of products sold adjustment reflects the price adjustments related to historical transfers from H-D to Legacy LiveWire under the pricing terms of the Contract Manufacturing Agreement. Historically, inventory was recorded at actual cost.

cc)

These incremental costs include the effect of Transition Services Agreement and a Master Services Agreement between LiveWire and H-D that will be entered into concurrent with the Closing. Under the Transition Services Agreement, H-D will continue to provide LiveWire support function services at a cost to LiveWire, including finance, information technology and infrastructure. Under the Master Services Agreement, H-D will continue to provide LiveWire with certain services that LiveWire does not yet have the capability to perform for itself, including testing and development, product regulatory support and color materials, finishes and graphics services, as LiveWire may request from time to time. As disclosed in the footnotes to the historical audited financial statements of Legacy LiveWire included elsewhere in the Current Report on Form 8-K to which this Exhibit 99.2 is attached, certain costs incurred by the Parent to support the Legacy LiveWire operations had been allocated based on various metrics deemed reasonable by management. Accordingly, the unaudited pro forma combined financial statements have been adjusted to depict LiveWire’s costs under the Transition Services Agreement and Master Services Agreement that will be entered into between LiveWire, as an autonomous entity, and H-D.

dd)

A tax benefit for the pre-tax pro forma adjustments has not been recorded. Legacy LiveWire determined that it is not more likely than not that it would be able to realize the tax benefits from such losses due to the negative evidence of historical losses.

4. Net Loss per Share

Represents the net loss per share calculated using outstanding shares that resulted from the Transactions, assuming the shares were outstanding since January 1, 2021. As the Transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted-average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transactions have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information has been prepared for the six months ended June 26, 2022 and the year ended December 31, 2021:

	Six months ended June 26, 2022	Year ended December 31, 2021
(in thousands, except share and per share data)	Pro Forma Combined	Pro Forma Combined
Pro forma net loss	(15,985)	(66,936)
Weighted average LiveWire Common Stock outstanding	202,402,888	202,402,888
Net loss per LiveWire Common Stock - basic and diluted (1)	(0.08)	(0.33)

(1)

For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in the IPO and the private placement are exchanged for LiveWire Common Stock. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted loss per share.